REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Growth
Trust and Shareholders of Eaton Vance
Asian Small Companies Fund, Eaton Vance
Greater China Growth Fund, Eaton Vance
Global Growth Fund, Eaton Vance Multi-
Cap Growth Fund, and Eaton Vance
Worldwide Health Sciences Fund:
In planning and performing our audits of the financial statements of Eaton Vance Asian
Small Companies Fund, Eaton Vance
Greater China Growth Fund, Eaton Vance
Global Growth Fund, Eaton Vance Multi-
Cap Growth Fund, and Eaton Vance
Worldwide Health Sciences Fund
(collectively, the "Funds") (certain of the funds constituting Eaton Vance Growth
Trust), as of and for the year ended August
31, 2008, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we
considered the Funds' internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management of the funds and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.


Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of the fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of August
31, 2008.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Growth Trust and
the Securities and Exchange Commission
and is not intended to be and should not be
used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 15, 2008